UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 4, 2007
TUMBLEWEED COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
Delaware	000-26223	94-3336053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Saginaw Drive, Redwood City, California		94063
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(650) 216-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(more)

1.01 Entry into a Material Definitive Agreement.

On March 5, 2007, Tumbleweed Communications Corp. ("Tumbleweed" or the "Company") announced the appointment of Nicholas W. Hulse as Tumbleweed's Executive Vice President of Worldwide Field Operations.

According to the terms of the offer letter, Mr. Hulse is entitled to a base salary of $275,000 on an annualized basis and a quarterly performance bonus with an annual target amount of $200,000 based on performance objectives. Additionally, Mr. Hulse will be granted stock options to purchase 700,000 shares of Tumbleweed common stock subject to vesting, whereby one-third of the options will vest upon completion of one year of employment at Tumbleweed, and the remaining options will vest monthly thereafter over a two-year period. Additionally, Mr. Hulse is entitled to 50,000 shares of Tumbleweed common stock at par value (the “Restricted Stock”), which shall be subject to repurchase by Tumbleweed, such that one-third of Mr. Hulse’s interest in the Restricted Stock will vest upon the completion of one year of employment at Tumbleweed and the remaining Restricted Stock will vest annually thereafter over a two-year period.

The offer letter confirms his “at-will” employment and provides that if Mr. Hulse is terminated from his position as Executive Vice President of Worldwide Field Operations for any reason other than "cause" (as defined therein), death or disability, or if Mr. Hulse terminates his employment as Executive Vice President of Worldwide Field Operations following a "constructive termination" (as defined therein), then, subject to a release of claims by Mr. Hulse in a form reasonably satisfactory to Tumbleweed, he will be entitled to: (i) continuation of his then-current base salary for six months; (ii) continued vesting of his then-outstanding stock options for six months; and (iii) continuation of his health benefits for a period of six months. Further, if a "change of ownership control" (as defined therein) occurs during Mr. Hulse's tenure as Executive Vice President of Worldwide Field Operations, and within six months thereafter either Mr. Hulse's employment is terminated other than for "cause" or he is subject to a "constructive termination", then, subject to a release of claims by Mr. Hulse in a form reasonably satisfactory to Tumbleweed, 100% of Mr. Hulse's then-outstanding stock options will accelerate and vest immediately. Mr. Hulse is also eligible to participate in Tumbleweed's standard benefits program including medical, dental and vision insurance, life and disability insurance, and participation in a 401(k) plan.

The foregoing is a summary description of terms of the offer letter and is qualified entirely by the text of the offer letter attached as Exhibit 10.1 hereto.

9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Offer Letter dated February 22, 2007, by and between Tumbleweed Communications Corp. and Nicholas W. Hulse

99.1	Press Release entitled “Tumbleweed names Nicholas Hulse Executive Vice President of Worldwide Field Operations” dated March 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMBLEWEED COMMUNICATIONS CORP.

	By:	/s/ James J. MacDonald
	Name:	James J. MacDonald
	Title:	Vice President and Deputy General Counsel

Date: March 6, 2007

EXHIBIT LIST

Exhibit Number	Exhibit Title or Description
10.1	Offer Letter dated February 22, 2007, by and between Tumbleweed Communications Corp. and Nicholas W. Hulse
99.1	Press Release entitled “Tumbleweed names Nicholas Hulse Executive Vice President of Worldwide Field Operations” dated March 5, 2007